UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 19, 2018

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 240.12b-2).
Emerging growth company *

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. *

Item 8.01. Other Events

As previously reported, on January 16, 2018, Oklahoma Gas and Electric Company ("OG&E") filed a general rate review in Oklahoma, requesting a rate increase of $1.9 million per year, assuming a 9.9 percent return on equity. The filing sought recovery of the seven combustion turbines that are part of the Mustang Energy Center, an increase in depreciation rates to levels similar with rates in existence prior to the March 2017 Oklahoma Corporation Commission ("OCC") rate order and credit to customers for the impacts of the Tax Cuts and Jobs Act of 2017.

On June 19, 2018, the OCC approved a joint stipulation and settlement agreement (the "Settlement Agreement") that OG&E had entered into with the OCC Staff, the Attorney General's Office of Oklahoma, the Oklahoma Industrial Energy Consumers and other parties associated with its requested rate increase.

Key terms of the Settlement Agreement, as approved by the OCC, are as follows:

•
an annual net decrease of $64 million in OG&E's rates to its Oklahoma retail customers, which reflects recovery of the Mustang Energy Center, offset by reductions for the impact of the lower corporate income taxes resulting from the Tax Cuts and Jobs Act of 2017;

•
for purposes of calculating the Allowance for Funds Used During Construction and OG&E's various recovery riders that include a full return component, use of the most-recently approved return on equity of 9.5 percent and a capital structure of 47 percent debt/53 percent equity;

•	depreciation rates remain unchanged from the current depreciation rates approved by the OCC in March 2017 in connection with OG&E's most recent general rate review;

•
regulatory asset treatment for the $550 million dry scrubber project at OG&E's Sooner generating facility that will consist of the non-fuel operation and maintenance expenses, depreciation, debt cost associated with the capital investment and related ad valorem taxes, subject to a prudence review in a future review and a determination as to whether the project is used and useful;

•	production tax credits will be removed from base rates and placed into a separate rider;

•
a federal tax credit rider will be established to refund to customers the amount of the one-time tax refund (currently reserved for by OG&E and estimated at $18.5 million through June 2018) and the ongoing annual true up of excess accumulated deferred income taxes resulting from the reduction in corporate income tax rates as part of the Tax Cuts and Jobs Act of 2017; and

•	the demand program rider tariff will be revised to allow for concurrent recovery of lost revenues from foregone sales due to certain achieved energy efficiency and demand savings.

OG&E plans to implement the new rates as soon as administratively possible.

The OCC order and the Settlement Agreement (Cause No. PUD 201700496) are available on the OCC's website at www.occeweb.com. The information on the website of the OCC is not incorporated herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Sarah R. Stafford
Sarah R. Stafford
Controller and Chief Accounting Officer

June 19, 2018